Exhibit (g)(3)(vii)

AMENDMENT NO. 6

TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 6, dated as of August 1, 2006 (“Amendment No. 6”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. EQ/AXA Rosenberg Value Long/Short Portfolio, EQ/Davis New York Venture Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Income Portfolio, EQ/International ETF Portfolio, EQ/Mutual Shares Portfolio, EQ/Oppenheimer Global Portfolio, EQ/Oppenheimer Main Street Opportunity Portfolio, EQ/Oppenheimer Main Street Small Cap Portfolio, EQ/Templeton Growth Portfolio and EQ/Van Kampen Real Estate Portfolio, (“New Portfolios”) shall be included as Portfolios in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Paul Larkin
	Kenneth T. Kozlowski		Name: Paul Larkin
	Chief Financial Officer and Treasurer		Title: Vice President

SCHEDULE C

AMENDMENT NO. 6

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Ariel Appreciation II

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/Mercury International Value Portfolio

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Money Market Portfolio

EQ/Small Company Index Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/Bear Stearns Small Company Growth Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Enterprise Moderate Allocation Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Government Securities Portfolio

EQ/Intermediate Term Bond Portfolio

EQ/International Growth Portfolio

EQ/Long Term Bond Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/PIMCO Real Return Portfolio

EQ/TCW Equity Portfolio

EQ/Short Duration Bond Portfolio

EQ/UBS Growth and Income Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/International ETF Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Real Estate Portfolio